April 4, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Consolidated Natural Gas Company, pursuant to Item 4 of Form 8-K, as part of Amendment No. 1 to the Company's Form 8-K report which we understand will be filed with the Commission, on April 4, 2000. We agree with the statements concerning our firm in such Amendment No. 1.



PricewaterhouseCoopers LLP









[TYPE]                            COVER
 [DESCRIPTION]                    COVER LETTER
[TEXT]


                                   April 4, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sirs and Madams:

                          Re:  File No. 1-3196

     Delivered herewith for filing via EDGAR is Amendment No. 1 dated April 4, 2000, to Consolidated Natural Gas Company's Current Report on Form 8-K which was filed on February 14, 2000. The registrant first attempted to file its Form 8-K on February 3, 2000 but encountered technical EDGAR difficulties which were not resolved, with the assistance of the SEC's EDGAR support staff, until the filing date of February 14, 2000.

                                   Very truly yours,



                                   N. F. Chandler
                                   Attorney


Enclosures